UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 3, 2022

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2022, effective on such date, the board of directors of Credit Acceptance Corporation (referred to as the “Company”) amended and restated the Company’s amended and restated bylaws (as so amended and restated, the “Bylaws”) to implement various administrative, technical, stylistic, modernizing, clarifying and conforming changes, including changes to provide for transfers of shares issued without certificates; restrict business at any special meeting of shareholders to that specified in the notice of meeting (or any supplement thereto); replace references to “chairman” with references to “chair”; provide that the Chief Executive Officer may call special meetings of the shareholders if there is no Chair of the Board; reflect the non‑officer status of the Chair of the Board; clarify the requirements for casting a vote at a meeting of shareholders; add provisions mirroring Michigan Business Corporation Act (“MBCA”) requirements with respect to shareholder meetings held virtually rather than in person, establishment of a quorum at a shareholder meeting, methods by which a shareholder may grant proxy authority, treatment of abstentions in voting by shareholders, election and appointment of officers, the waiver-of-notice effect of attendance at a meeting of shareholders or of the board of directors and the vote required for amendment of the Bylaws by the board of directors; add provisions relating to shareholder meeting procedures, including postponement of previously‑scheduled meetings, authority of the meeting chairperson with respect to rules and procedures for conduct of the meeting and ability of the meeting chairperson to adjourn the meeting regardless of whether a quorum is present; clarify procedures for notice of board meetings and calling and notice of board committee meetings; align the limitations on powers of an executive committee of the board of directors with the general limitations on board committee powers under the MBCA; remove the requirement, in connection with amendment, alteration or repeal of the Bylaws at a meeting of shareholders or the board of directors, that the notice of meeting include notice of the proposed amendment, alteration or repeal; eliminate provisions relating to control shares and control share acquisitions under MBCA Chapter 7B, which provisions were no longer applicable as a result of the repeal of MBCA Chapter 7B effective January 6, 2009; and reflect other administrative, technical, stylistic, modernizing, clarifying and conforming modifications.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference, and to the copy of the Bylaws, marked to show the changes to the Company’s amended and restated bylaws that became effective March 3, 2022, filed as Exhibit 3.2 to this report.

Item 8.01. Other Events.

On March 3, 2022, the board of directors of the Company elected from its members Thomas N. Tryforos to serve as Chair of the Board. He continues to serve as Lead Director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws.
3.2	Amended and Restated Bylaws, marked to show changes effective March 3, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: March 7, 2022	By:	/s/ Erin J. Kerber
Erin J. Kerber
Chief Legal Officer